EXHIBIT (8)(k)(2)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT (OPPENHEIMER)

AMENDMENT NO. 3 TO THE PARTICIPATON AGREEMENT

AMONG

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK,

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

AND

OPPENHEIMERFUNDS, INC.

This Amendment No. 3 is incorporated in and made a part of the Participation Agreement (the “Agreement”) made as of the 1st day of March, 2005, by and among Transamerica Advisors Life Insurance Company of New York (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be revised from time to time (the “Account”), Oppenheimer Variable Account Funds (the “Fund”), and OppenheimerFunds, Inc. (the “Adviser”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Schedule A is hereby deleted and replaced in its entirety by the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: April 1, 2014

OPPENHEIMER VARIABLE ACCOUNT FUNDS	OPPENHEIMER FUNDS, INC.

By: /s/ Brian W. Wixted	By: /s/ Lamar Kunes
Name: Brian W. Wixted Title: Treasurer Date: 4/25/14	Name: Lamar Kunes Title: SVP, Head of Distribution Ops Date: 4/11/14

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ John T. Mallett
Name: John T. Mallett Title: Vice President Date: 4-28-14

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SCHEDULE A

Revised April 1, 2014

SEPARATE ACCOUNTS

ML of New York Variable Annuity Separate Account A

CONTRACTS

Merrill Lynch Investor Choice Annuity® - Investor Series

FUNDS

The Fund agrees to make available all the Portfolios of Oppenheimer Variable Account Funds, Portfolios include both service class and non service class shares. The Portfolios will be available for any Contract or Separate Account sponsored by Transamerica Advisors Life Insurance Company of New York.

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